                                                                   EXHIBIT 10.16

          CHANGE OF CONTROL AND MATERIAL TRANSACTION SEVERANCE PLAN FOR
                     CERTAIN EMPLOYEES OF ACQUIRED EMPLOYERS

      On April 3, 2006, the Human Resources and Compensation Committee (the "HRCC") of the Board of Directors (the "Board") of The Bon-Ton Stores, Inc. (the "Company") adopted a Change of Control and Material Transaction Severance Plan for Certain Employees of Acquired Employers (the "Severance Plan"), to protect certain former participants in the Saks Incorporated Change of Control and Material Transaction Severance Plan (the "Saks Plan") as required under the terms of the Purchase Agreement between Saks Incorporated and the Company dated October 24, 2005 and amended on February 16, 2006 (the "Purchase Agreement"). The Severance Plan was effective as of 12:01 a.m., Chicago time, on March 5, 2006. The new employees of the Company who are former employees of Saks Incorporated and were participants under the Saks Plan are eligible to participate in the Severance Plan if they became an employee of the Company on or shortly after the date the Severance Plan became effective. The Severance Plan provides for severance benefits if (1) a participant's employment is terminated by the Company without Cause (as defined in the Severance Plan) and as a result of, and within two years after, a Change of Control or (2) a participant terminates his or her employment with the Company for Good Reason (as defined in the Severance Plan) within two years after a Change of Control. For purposes of the Severance Plan, "Change of Control" means consummation of the transactions contemplated by the Purchase Agreement. The severance benefit is calculated based on the title a participant held with Saks Incorporated immediately prior to the effective date of the Severance Plan, as indicated in the following chart:

                  SCHEDULE OF BENEFITS UNDER THE SEVERANCE PLAN

POSITION OF EMPLOYMENT IMMEDIATELY PRIOR
TO EFFECTIVE DATE OF THE SEVERANCE PLAN                 SEVERANCE PAYMENT IN ACCORDANCE WITH
(GROUP OF DESIGNATED EXECUTIVES)                        SECTION 3.C OF THE SEVERANCE PLAN
----------------------------------------                ------------------------------------
Division Presidents and Corporate Executive Vice        104 weeks
Presidents and Senior Vice Presidents

Division Executive Vice Presidents and Senior Vice      78 weeks
Presidents

Corporate Vice Presidents and Division DMMs             52 weeks

Director-level associates and Buyers                    26 weeks

Other exempt associates                                 (1) 2 weeks plus (2) 1 week per
                                                        completed year of service measured
                                                        from employment anniversary date to
                                                        employment anniversary date up to a
                                                        maximum of 12 weeks. For example,
                                                        the total severance payment for
                                                        associates with 5 completed years of
                                                        service would be 7 weeks of base
                                                        salary and the total severance
                                                        payment for associates with 12 or
                                                        more completed years of service
                                                        would be 14 weeks of base salary.

      The Severance Plan is intended to qualify as an unfunded welfare plan under Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended.